Exhibit (d)(xi)(B)

FORM OF

AMENDED AND RESTATED SCHEDULE A

DATED [                ], 2011

TO THE

INVESTMENT ADVISORY AGREEMENT DATED AUGUST 9, 2010

BETWEEN

FUNDVANTAGE TRUST AND DUPONT CAPITAL MANAGEMENT CORPORATION

Series of FundVantage Trust	Effective Date

DuPont Capital Emerging Markets Fund	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	[ ], 2011

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

DUPONT CAPITAL MANAGEMENT CORPORATION

By:
Name:	Valerie J. Sill
Title:	President and CEO

FORM OF

AMENDED AND RESTATED SCHEDULE B

DATED [                ], 2011

TO THE

INVESTMENT ADVISORY AGREEMENT DATED AUGUST 9, 2010

BETWEEN

FUNDVANTAGE TRUST AND DUPONT CAPITAL MANAGEMENT CORPORATION

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
DuPont Capital Emerging Markets Fund	1.05% (105 basis points)	August 9, 2010

DuPont Capital Emerging Markets Debt Fund	0.60% (60 basis points)	[ ], 2011

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

DUPONT CAPITAL MANAGEMENT CORPORATION

By:
Name:	Valerie J. Sill
Title:	President and CEO